Exhibit 10.2

                                 PROMISSORY NOTE

                               CUBIC ENERGY, INC.

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February 6, 2006                                                   $7,000,000.00

         FOR VALUE RECEIVED, the undersigned, CUBIC ENERGY, INC., a Texas corporation ("Maker"), promises to pay to the order of PETRO CAPITAL V, L.P., a Texas limited partnership (herein called "Payee", which term shall herein in every instance refer to any owner or holder of this Note) the sum of SEVEN MILLION DOLLARS ($7,000,000.00), or so much thereof as may be actually advanced to Maker by Payee, together with interest on the principal hereof outstanding until maturity, said principal and interest being payable in lawful money of the United States of America as more particularly provided in that certain Credit Agreement of even date herewith, between Maker and Payee (as such may be amended or restated from time to time, the "Credit Agreement"). Capitalized terms used, but not otherwise defined, herein shall have the meaning given such terms in the Credit Agreement.

         Maker may prepay this Note in whole or in part as provided in the Credit Agreement without being required to pay any penalty or premium for such privilege, provided that following such prepayment, Borrower may not reborrow such amounts under this Note. All prepayments hereunder, whether designated as payments of principal or interest, shall be applied in accordance with the Credit Agreement.

         Maker and any and all sureties, guarantors and endorsers of this Note and all other parties now or hereafter liable hereon, severally waive grace (except to the extent otherwise set forth in the Credit Agreement), demand, presentment for payment, protest, notice of any kind (including, but not limited to, notice of dishonor, notice of protest, notice of intention to accelerate and notice of acceleration) and diligence in collecting and bringing suit against any party hereto and agree (i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this Note, (iii) to the release of any party primarily or secondarily liable hereon, and (iv) that it will not be necessary for Payee, in order to enforce payment of this Note, to first institute or exhaust Payee's remedies against Maker or any other party liable therefor or against any security for this Note.

         If any sum payable under this Note or under the Credit Agreement is not paid when due (whether the same becomes due by acceleration or otherwise) and this Note is placed in the hands of an attorney for collection or enforcement of this Note or the Credit Agreement, or if this Note is collected through any legal proceedings, including, but not limited to suit, probate, insolvency or bankruptcy proceedings, Maker agrees to pay all reasonable attorneys' fees and all reasonable expenses of collection and costs of court.

         Regardless of any provision contained in this Note or any other Loan Document executed or delivered in connection therewith, Payee shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on this Note (whether termed interest herein or deemed to be interest by judicial determination or operation of law), any amount in excess of the Highest Lawful Rate (hereafter defined), and, in the event that Payee ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable under any specific contingency exceeds the Highest Lawful Rate, Maker and Payee shall, to the maximum extent permitted under applicable law, (a) characterize any non principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest, (b)


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exclude voluntary pre payments and the effect thereof,  and (c) spread the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout such term; provided that if this Note is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the Highest Lawful Rate, if any, then Payee or any holder hereof shall refund to Maker the amount of such excess, or credit the amount of such excess against the aggregate unpaid principal balance of all advances made by Payee or any holder hereof under this Note at the time in question. Texas Finance Code, Chapter 346, which regulates certain revolving loan accounts and revolving tri-party accounts, shall not apply to any revolving loan accounts created under this Note or the other Loan Documents or maintained in connection therewith.

         Maker warrants that this Note is executed solely for business or commercial purposes, other than agricultural purposes and warrants that it is not a consumer lending transaction primarily for personal, family or household purposes.

         Any check, draft, money order or other instrument given in payment of all or any portion hereof may be accepted by Payee and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of Payee except to the extent that actual cash proceeds of such instrument are unconditionally received by Payee.

         Except to the extent required by federal law, this Note shall be governed by and construed under the laws of the State of Texas.


                                                    CUBIC ENERGY, INC.,
                                                    a Texas corporation


                                                    By: /s/ Calvin Wallen, III
                                                       -------------------------
                                                       Calvin Wallen, III
                                                       Chief Executive Officer

                                                              - MAKER -